Exhibit 99.1

NEWS RELEASE

Contact: Kathy Liebmann        (734) 241-2438                 kathy.liebmann@la-z-boy.com

LA-Z-BOY ANNOUNCES PLANNED RETIREMENT OF DARRELL EDWARDS, COO;

NAMES MIKE LEGGETT SVP AND CHIEF SUPPLY CHAIN OFFICER

MONROE, Mich., March 2, 2022--La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today announced the planned retirement of Darrell Edwards, SVP and Chief Operating Officer. Mike Leggett will be promoted to Senior Vice President and Chief Supply Chain Officer, assuming Edwards’ responsibilities, at the beginning of May 2022, the start of the company’s fiscal 2023 year. Edwards will remain with the company through July 2022 in an advisory role.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "A well-respected industry veteran, Darrell led the company’s supply chain transformation over the last two decades. Under his leadership, La-Z-Boy redesigned its global supply chain network, while engineering a more sustainable carbon footprint by improving energy conservation and achieving zero-waste-to-landfill status at many sites. He also oversaw our continued move to cellular production for the La-Z-Boy branded business, established cut-and-sew and upholstery operations in Mexico, and formed our Asian-based sourcing team in Hong Kong. These strategies have contributed to our lean operating structure and delivered cost savings even as we maintain award-winning employee safety and customer service levels. We thank Darrell for his many contributions to La-Z-Boy and wish him all the best in his well-deserved retirement.”

Edwards said, “It has been an absolute pleasure to spend the past 18 years at La-Z-Boy, a fantastic company with an incredibly bright future. I am honored to have played a role in La-Z-Boy’s history and to have worked with so many talented and committed individuals across the globe at every level of the organization. I am humbled and grateful to have been part of the La-Z-Boy family and I look forward to watching the company continue to grow and prosper.”

Whittington continued, “At the same time, we are delighted to appoint Mike Leggett as SVP and Chief Supply Chain Officer. Joining us this past December from outside the industry, Mike brings new perspectives to La-Z-Boy. He is leading multiple initiatives to improve the agility of our manufacturing operations as we navigate an unprecedented environment with strong demand, a record backlog and the challenges of global supply chain disruption. Mike’s expertise will also serve us well into the future as we execute Century Vision, our winning strategy for growth through our centennial year in 2027. We expect this work to unlock the power of our consumer brands to drive sales growth that will outpace the industry and deliver double-digit operating margins over the long term.”

Leggett said, “It is a privilege to work for La-Z-Boy, an iconic company with a rich history and multiple opportunities for growth and market share gains as we drive our Century Vision strategy. With an industry-leading supply chain structure and team in place, we will be nimble as we leverage our many strengths to adapt to this dynamic environment and drive increased agility across all operations.”

Leggett joined La-Z-Boy Incorporated in December 2021 as Vice President and Chief Supply Chain Officer, with more than 20 years of supply chain and manufacturing leadership experience. Prior to joining La-Z-Boy, Leggett was with Dentsply Sirona, a $4.5 billion leader in the dental supply space, where he led the Global Supply Chain Group through acquisitions of manufacturing plants and a reorganization of the supply chain infrastructure. Before that, Leggett spent eight years at Masonite International, a leading global designer, manufacturer, and distributor of interior and exterior doors, where he held multiple positions of increasing responsibility in sales and operational planning, customer service, logistics, and global operations. He previously held various supply chain roles with Abbott Laboratories and Kimberly Clark. Leggett holds a B.S. in Finance and Supply Chain Management from The Ohio State University and attended a post-graduate leadership and lean executive leadership development program taught by Harvard Business School professors.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, business and industry and the effect of the coronavirus disease 2019 (“COVID-19”) pandemic on our business operations and financial results.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control, such as the continuing and developing impact of, and uncertainty caused by, the COVID-19 pandemic. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2021 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.

Background Information

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes England, La-Z-Boy, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 163 of the 350 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 350 stand-alone La-Z-Boy Furniture Galleries® stores and 559 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at http://www.la-z-boy.com/.